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                                                                    EXHIBIT 10.6

                AMENDED AND RESTATED WESTERN DIGITAL CORPORATION

                NON-EMPLOYEE DIRECTORS RESTRICTED STOCK UNIT PLAN

                            Effective March 28, 2003
                  Amended and Restated as of November 18, 2004

1.    Purpose.

      The purpose of this Western Digital Corporation Non-Employee Directors Restricted Stock Unit Plan is to enable the Company to make Awards to its Non-employee Directors of Restricted Stock Units (each, as defined below), to attract, retain and motivate its Non-employee Directors and to further align their interests with the interests of the Company's other stockholders.

2.    Definitions.

      As used herein, the following terms shall have the meanings ascribed thereto below:

      (a) "ACCOUNT" means an unfunded bookkeeping account maintained by the Company for an Award to track vesting and value thereof pursuant to Section 5.

      (b) "ADMINISTRATOR" means the Board, unless the Board has delegated authority to the Committee, in which event the Administrator shall mean the Committee.

      (c) "AWARD" means an Initial Grant, an Annual Grant or a Partial Grant of Restricted Stock Units under the Plan.

      (d) "BOARD" means the Board of Directors of the Company.

      (e) "COMMITTEE" means the Compensation Committee of the Board consisting solely of two (2) or more Non-employee Directors.

      (f) "COMMON STOCK" means the common stock of the Company.

      (g) "COMPANY" means Western Digital Corporation, a Delaware corporation, or any successor assuming or substituting Awards pursuant to Section 4(b)(iii).

      (h) "DEFERRED COMPENSATION PLAN" means the Company's Amended and Restated Deferred Compensation Plan, as amended from time to time.

      (i) "DISABILITY" means a period of disability during which a Participant qualifies for permanent disability benefits under the Company's long-term disability plan, or, if the Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Administrator. If the Company does not sponsor such a plan, or discontinues to

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sponsor such a plan, Disability shall be determined by the Administrator in its sole discretion.

      (j) "FAIR MARKET VALUE" per share of Common Stock, as of any date, means the closing price for a share of Common Stock reported for that date on the New York Stock Exchange (or such other national stock exchange or quotation system on which shares of Common Stock are then listed or quoted) or, if no shares of Common Stock are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then the closing price for the next preceding date on which there was such a trade on the New York Stock Exchange (or such other stock exchange or quotation system). If at any time the Common Stock is no longer traded on a national stock exchange or quotation system, the Fair Market Value of the Common Stock as of the date in question shall be as determined by the Administrator in good faith.

      (k) "NON-EMPLOYEE DIRECTOR" means a director who is both a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      (l) "NOTICE OF AWARD" shall mean a Notice of Award in the form established from time to time by the Administrator setting forth the number of Restricted Stock Units awarded thereunder.

      (m) "PARTICIPANT" means any Eligible Director to whom an Award has been made.

      (n) "PLAN" means this Western Digital Corporation Non-Employee Directors Restricted Stock Unit Plan, as amended from time to time.

      (o) "REMOVAL" means removal of a Participant from the Board, with or without cause, in accordance with the Company's Certificate of Incorporation, Bylaws or Delaware General Corporate Law.

      (p) "RESTRICTED STOCK UNIT" is an unfunded bookkeeping entry representing the cash equivalent of the Fair Market Value of one share of Common Stock.

      (q) "45 DAY AVERAGE PRICE" shall mean the average of the Fair Market Value of a share of Common Stock for the forty-five (45) trading days prior to and including the applicable measurement date, subject, in the discretion of the Administrator, to any adjustments for stock splits or other transactions affecting the Common Stock during such period.

3.    Participation in the Plan.

      (a) Non-employee Directors of the Company ("Eligible Directors") shall be eligible to participate in the Plan. Each Eligible Director shall, if required by the Company, enter into an agreement with the Company in such form as the Company shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or

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effecting its purposes. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

4.    Credits

      (a) General. Upon the effectiveness of the Plan, the Company, shall grant to each then Eligible Director 2,100 Restricted Stock Units (the "Initial Grant," provided that Initial Grants made on or after January 1, 2005 shall instead consist of 4,527 Restricted Stock Units), and shall grant to each Eligible Director on each January 1 thereafter 2,100 Restricted Stock Units (the "Annual Grant," provided that Annual Grants made on or after January 1, 2005 shall instead consist of 4,527 Restricted Stock Units). If a person first becomes an Eligible Director at any time following the date of the effectiveness of the Plan, the Company shall pro-rate the Initial Grant and grant such Eligible Director the number of Restricted Stock Units equal to the product of
(i) the Initial Grant divided by 365 and (ii) the number of days from the date such person became an Eligible Director to the date of the next Annual Grant (a "Partial Grant"). The Company shall establish a separate Account for each Award. No fractional Restricted Stock Units shall be granted, and any fractional Restricted Stock Unit shall be rounded up to the nearest whole number. Each Award shall be evidenced by a Notice of Award issued by the Company.

      (b) Additional Credits.

            (i) Whenever the Company shall pay any dividends (other than in Common Stock) upon issued and outstanding Common Stock, or make any distribution (other than in Common Stock) with respect thereto, there shall be credited to each Account of a Participant a number of Restricted Stock Units determined by multiplying the "fair value" of any dividend (or other distribution) made by the Company with respect to one share of its Common Stock by the number of Restricted Stock Units in that Account and then dividing that product by the Fair Market Value of a share of Common Stock on the date of payment of such dividend or distribution. In the case of a cash dividend or distribution, the "fair value" thereof shall be the amount of such cash, and, in the case of any other dividend or distribution, the "fair value" thereof shall be such amount as shall be determined in good faith by the Administrator.

            (ii) If the Company pays any dividend or distribution upon its issued and outstanding Common Stock payable in additional shares of such Common Stock there shall be credited to each Account of a Participant a number of Restricted Stock Units equal to the product obtained by multiplying (i) the number of Restricted Stock Units in that Account at the time of payment of such dividend or distribution by (ii) the number of shares of Common Stock issued as a stock dividend or distribution by the Company with respect to one share of its Common Stock.

            (iii) In the event of a stock split, reverse stock split, recapitalization, reorganization, consolidation or like change in the capital structure of the Company affecting the Common Stock not addressed by Section 4(b)(i) or 4(b)(ii), if the Administrator shall determine that such change equitably requires an adjustment or adjustments in the number or kind of Restricted Stock Units then allocated to

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Participants' Accounts, or other computations or amounts under the Plan based upon Common Stock or its value, such adjustments shall be made by the Administrator in its sole discretion and shall be conclusive and binding for all purposes of the Plan. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, if the surviving corporation in any such merger, reorganization, or consolidation does not assume the Award or agree to issue a substitute award in place thereof, then any unvested Restricted Stock Units shall vest in full and become payable in accordance with Section 5(c) of the Plan immediately prior to such liquidation, merger, reorganization, or consolidation.

            (iv) No fractional Restricted Stock Units shall be credited to an Account pursuant to this Section 4(b), and any fractional Restricted Stock Unit that otherwise would be credited shall be rounded up to the nearest whole number.

      (c) Cessation of Credits. There shall be no further credits to an Account after the Restricted Stock Units in such Account fully vest, or to any Account or Accounts of a Participant after he or she ceases to be a director of the Company for any reason.

5.    Vesting and Payment.

      (a) Vesting. Participants shall have no vested interest in Restricted Stock Units prior to vesting thereof. Restricted Stock Units shall vest 100% on the third anniversary of the date of the Award, provided that the Participant has remained a director of the Company for the entire period from the date of grant to the date of vesting. If a Participant has served as a director of the Company for at least 48 continuous months and is at least 55 years old when such director ceases to be a director of the Company for any reason other than Removal (a "Retired Director"), all unvested Restricted Stock Units of such Retired Director shall vest effective upon such director's termination as a director of the Company and become payable in accordance with Section 5(c) of the Plan. If a Participant ceases to be a director of the Company for any reason other than Removal prior to being eligible to become a Retired Director, then all of such Participant's unvested Restricted Stock Units granted within the first twelve months immediately prior to the date of such termination shall terminate without vesting; 1/3 of all of such Participant's unvested Restricted Stock Units granted within the second twelve month period prior to such termination shall immediately vest and become payable in accordance with Section 5(c) of the Plan; and 2/3 of all of such Participant's unvested Restricted Stock Units granted within the third twelve month period prior to such termination shall immediately vest and become payable in accordance with Section 5(c) of the Plan. Any Restricted Stock Units that have not vested at the time of, or do not vest upon, a Participant ceasing to be a director of the Company shall terminate and be forfeited.

      (b) Acceleration upon Death or Disability. Notwithstanding Section 5(a), if a Participant ceases to be a director of the Company due to death or Disability, then,

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subject to Section 5(g), all of such Participant's Restricted Stock Units shall immediately vest in full and become payable in accordance with Section 5(c) of the Plan.

      (c) Payment Amount and Maximum Payment Amount. Subject to Sections 5(f) and (g) herein, within fifteen (15) business days after the Restricted Stock Units in an Account have vested, the Company shall pay to the Participant, in cash, an amount equal to the product of the number of Restricted Stock Units in that Account on the date of vesting and the 45 Day Average Price as of the date of vesting (the "Payment Amount"), provided, however, that in no event shall the Payment Amount for any Account exceed 200% of the value of the Account on the date of the Award, with such value on the date of the Award calculated as the product of the number of Restricted Stock Units in that Account on the date of the Award and 45 Day Average Price as of the date of the Award. Notwithstanding the foregoing, if a Participant ceases to be a director of the Company for any reason other than death or Disability prior to being eligible to become a Retired Director, in no event shall the Payment Amount for any Account of such Participant that vests as a result of such termination exceed the value of the Account on the date of the Award, with such value on the date of the Award calculated as the product of the number of Restricted Stock Units in that Account on the date of the Award and the 45 Day Average Price as of the date of the Award.

      (d) Payments Only to the Director. Payments pursuant to the Plan shall be made only to the Participant or his or her heirs or successors pursuant to
Section 11 upon his or her death.

      (e) Payments Only in Cash. All payments to Participants hereunder shall be in cash.

      (f) Deferral. To the extent permitted under the Deferred Compensation Plan, a Participant may elect to defer receipt of any or all payments due under the Plan with respect to such Award. Such elections shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan.

6.    Administration.

      (a) Administrator. The Plan shall be administered by the Administrator, which shall have the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determinations, interpretations, and other actions of the Administrator of or under the Plan or with respect to any Restricted Stock Units granted pursuant to the Plan shall be final and binding for all purposes on all persons. None of the Administrator, the Company nor any officer or employee thereof shall be liable for any action or determination taken or made under the Plan in good faith.

      (b) Amendment, Modification, Suspension and Termination of the Plan. The Board may from time to time in its discretion amend, modify, suspend, or terminate, in whole or in part, any or all provisions of the Plan, including but not limited to modifying the

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vesting periods for the Restricted Stock Units to provide for shorter or longer vesting period or the number of Restricted Stock Units granted. The Board may amend, modify, suspend or terminate outstanding Awards, provided, however, outstanding Awards shall not be amended, modified, suspended or terminated in such a manner as to impair any rights of the recipient of the Award without the consent of such recipient. If any such amendment or modification to an outstanding Award reduces the vesting period, then any election that had been made to defer receipt of any or all payments due under the Plan with respect to such Award pursuant to the Deferred Compensation Plan shall be disregarded.

7.    Taxes.

      The Company shall be authorized to withhold from any grant, credit, payment or settlement of Restricted Stock Units the amount of any taxes required to be withheld in respect of such grant, payment or settlement or any credit of dividend equivalents under such Restricted Stock Units or under the Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such taxes.

8.    No Rights as a Stockholder.

      Participants shall have no dividend, voting, or any other rights as a stockholder of the Company with respect to any Restricted Stock Unit.

9.    No Property Rights.

      The grant of an Award pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company. An Award evidences only a general obligation of the Company to comply with the terms and conditions of the Plan and make payments in accordance with the Plan from the assets of the Company that are available for the satisfaction of obligations to creditors. The Company shall not segregate any assets in respect of any Award or Account. The rights of the recipient of Restricted Stock Units to benefits under the Plan shall be solely those of a general, unsecured creditor of the Company.

10.   Reorganization.

      The receipt of an Award under the Plan shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize.

11.   Assignment.

      No right or interest to or in the Plan, or any payment or benefit to a Participant shall be assignable by the Participant except by will or the laws of descent and distribution. No right, benefit or interest of the Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or

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set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Participant hereunder from designating one or more beneficiaries to receive any amount that may be payable to the Participant after his or her death and shall not preclude the legal representatives of the Participant's estate from assigning any right hereunder to the person or persons entitled thereto under his or her will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his or her estate.

12.   No Right to Continued Board Membership.

      The grant of Restricted Stock Units shall not be construed as giving a Participant the right to be retained as a director of the Company. The Board may at any time fail or refuse to nominate a Participant for election to the Board, the stockholders of the Company may at any election fail or refuse to elect any Participant to the Board, or a Participant may be subject to Removal, in each case, free from any liability or claim under the Plan or any Restricted Stock Unit except as expressly set forth herein.

13.   Effective Date and Duration of the Plan.

      The Plan shall be effective April 1, 2003. The Plan shall terminate upon the approval of the Board. Deferral elections pursuant to Section 5(f) may be made under the Plan prior to its effectiveness, but no issuances under the Plan shall be made before its effectiveness or after its termination.

14.   Invalid Provisions.

      If any provision of the Plan is held to be illegal, invalid or unenforceable under present or future laws effective during the term of the Plan, such provision shall be fully severable; the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of the Plan; and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or severance from the Plan. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of the Plan a provision as similar in terms to such illegal, invalid or unenforceable provision as is possible and still be legal, valid and enforceable.

15.   Governing Laws.

      The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding its conflicts of laws principles.

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